Exhibit 10.3

                       Shenyang Brillance Hance Automotive
                                Purchase Contract






              Party A: Shenyang Brillance Hance Automotive
              Party B: JingZhou HengLong Automotive Parts CO., Ltd.



The Place of Sign: Shenyang, China
The Date of Sign: Oct. 13th, 2003

                                     PREFACE

     Both parties agreed the following items and reach the agreement as follows based on long-term co-operation relationship:

Clause 1 Purchase Order:

1."The Party A" should purchase the goods from "The Party B" via the purchase order. The purchase order as a formal contract, it aimed to confirm the name, price, quantity and destination of contract products. The purchase order will come into force after signed by authorized person of both parties. The signed purchase order becomes a part of the contract and have the same legal power as the contract (referred to Appendix 1). 2.The purchase order is also acting as a delivery timetable by "The Party A" to "The Party B". The aim of the purchase order is for "The Party B" to fulfills the order in terms of delivery time and quantity. The signed purchase order becomes a part of the contract and have the same legal power as the contract (referred to Appendix 2). Storage : To guaranty production of part A , Party B should deliver the contract products to the destination Shenyang. And storage must be at least 1 month supply . 4.The Party A have the rights to change/cancel the quantity of the purchase order from the time to time according Party A's market and progress situation. The above-mentioned change are based on quality, delivery time and after sales service by Party B.

     Party B should supply the contract products to Party A for their production and after sale products. Party B should follow the specification specified by Party A and it is not allowed to supply contract products and technical information owned by Party A to third party by any way without previous agreed by Party A.


Clause 2 Quality Guaranty

1. All the contract products should meet the specification of government quality control standard and also meet the current quality control by Party A. The quality of production process should final proved by Party A.
2. All documentation relevant to delivered products should have been filed at least 2 years
3. Part A reserve the right to appoint representative to audit all process at part B manufacturing site when it necessary, process including material in-coming, manufacturing process and quality system.
4. Components service after-marketing: Part B should supply after-marketing components during products quality guaranty time. Quality guaranty time should be 2.5 years or 70,000km.
5. The faulty of vendor's quality refer to "Auto parts supply agreement".

Clause 3 Package of Contract Products

1. The package of contract products used by Party B should proved by Party A and both parties should sign the agreement of Products Package.
2. Part B should meet the package specifications specified be Party A except specified otherwise.
3. Part B should meet the package specifications specified be Party A for spare parts and after sale service parts except specified otherwise.

Clause 4 Delivery

1. Transportation: Truck on landway.
2. Delivery time, quantity and part description must be accord to part A purchasing planning.
3. Delivery destination: 14th Sanzuizi Road, Dadong District, Shenyang City.
4. Delivery term: Part B should submit document list below: Products List, Products Quality Certification, Products All Dimensional Report.

Clause5 Payment

1. Party A should pay the amount equal to products price amount of "purchase order" to Party B.
2. The period of payment: According the "Table of Inventory", Party A should make a payment of 90 days via bank. It required Party B issue the invoice. If Party B delivered the contract products in advance, Party A should make the same payment period through the bank.
3. Party A have the rights deduct the amount of defect parts, missing parts and late delivered parts.
4. Party B should offer the real accounts to Party A. unless there is Party A to agree in writing in advance, Party A does not take the obligation to pays the third party the payment for goods.
5. Party B should provide the special invoices of increasing taxes with standard form. Party B should mail by express or send directly the invoices to appointed purchasing department of Party A and require "invoice receipt". Otherwise cause payment overdue or lose the invoice, the consequence is undertaken by Party B.

Clause 6 After-marketing parts

1. Part B must supply enough after-marketing parts and mark part description.
2. After-marketing parts must delivery to part A appointed warehouse.

Clause 7 Confidentiality & Industrial Property Right

1. Have not been agreed in writing in advance, Party B should not disclose any technology from Party A to the third party.
2. Party B should get the permission from Party A if there is necessary to offer the technology of Party to Subordinate supplier who will also take the confidentiality obligation.
3. Party B should require its worker to take the corresponding confidential obligation in written form.
4. Party A also should take the confidential obligation with the technology which relevant to develop parts of contract.
5. The supplier of party B have the right to use the technology that Party A offered within this contract period, and it will not bring the transformation of the technological ownership.
6. Party B should bear all the responsibility and claim compensation, if use the contract parts purchased according to this contract terms infringe the third party's industrial property with responsibility of Party B
7. Party B should guarantee that Party A and its customer do not bear any responsibility with above-mentioned industrial properties . The following case will not belong to the regulation if Party B produce and supply contract products with the drawing of Party A offered and it is impossible to know that has already infringed the third party's industrial property. In case of this, Party A should guarantee that Party B will not get any claim compensation or loss from the third party.

8. When Party A put forward the request, Party B should inform Party A as to all the things of industrial property related to contract products, No matter these industrial properties belong to Party B , or is permitted using, or any industrial property given special approval to.
9. The trade mark of part A should only used for supplying Party A with production or after sale.

Clause 8  Products Duty

1. If the third party accuse Party A of the defect contract products cause automobile damaged or personal/property lost, which the products was offered and installed by Party B, and claim for compensation or prosecute, then Party A should inform Party B with the fax or the telephone immediately.
2. Party B should participate in the investigation, technical inspection, technologic arbitrage and offer all essential/necessary information during the above-mentioned arbitrate. If the lawsuit takes place, the- both sides should participate in dealing with arbitrate together.
3. Both parties should determine the reason of the claim compensation basis of information, appeal and judgment (If have).
4. If the product responsibility totally caused by Party B's fault, then Party B should agree and undertaken that Party A is free of bearing all expenses related to what the third party put forward claim and lawsuit, Including attorney fee, court costs, etc.
5. If the product responsibility totally caused by Party A's fault,, then Party A should agree and undertaken that Party B is free of bearing all expenses related to what the third party put forward claim and lawsuit, Including attorney fee, court costs, etc.
6. If the products responsibility imputed to this both sides. Both sides should consult each other on how to state the claim most effectively.
7. The compensation of the damage of the automobile or its parts; bodily injury and property loss that the third party suffered; other costs that relevant to claim compensation and lawsuit, such as: Investigation fee, technical inspection, technologic arbitrate cost, attorney fee, court cost.

Clause 9  The Responsibility for Breach of Contract

Part B must be responsible to defect listed below:

1. Material, manufacturing process and package default.
2. Design default.
3. Delivery time.
4. Quality problem during quality guaranty time.
5. Any default caused by part B. Either part reserve the right to terminate contract in case of enter-counter breach the contract.

Clause 10  Force Majeure

1. The either party should bearing any obligation or responsibility, If fail to fulfill a contract during force majeure occurs, but still comply with the other clause of the contract. Both party should try their best to solve the matter properly through the negotiation.
2. The party who suffer from the force majeure should inform another party immediately by mail or fax or telegram, and have the obligation to prove the influence from force majeure, duration and the influence of contract.


Clause 11  Contract Expiration

1. The  contract  will become into force after  stamping  both  parties  company seals. Contract duration is one year. Namely from Oct 13th, 2003 to Oct. 13th, 2004
2. With the Party A cooperate with Party B lasting and stability , This contract will automatically prolong if the either party has not propose terminate the contract after expire in three months in this contract.
3. After this contract is terminate, Party B should stop the production of contract products at the same time , And return all technological files to Party A .

Clause 12   Arbitration

1. All disputes in connection with the contract or execution thereof shall be settled friendly through negotiations. In case no settlement can be reached , the case may then be submitted for arbitration according to " contract law of the People's Republic of China". The arbitration shall take place in Shenyang Arbitration Committee.
2. two original of the contract in Chinese. Each Party one pc.


Party A: Shenyang Brillance Hance Automotive
Representative:


Party B: JingZhou HengLong Automotive Parts CO., Ltd.
Representative: